As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SIERRA ONCOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-0138994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o 2150 – 885 West Georgia Street

Vancouver, British Columbia, Canada V6C 3E8

(604) 558-6536

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2015 Equity Incentive Plan

(Full title of the plan)

Nick Glover

Chief Executive Officer

Sierra Oncology, Inc.

c/o 2150 – 885 West Georgia Street

Vancouver, British Columbia, Canada V6C 3E8

(604) 558-6536

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Stephen M. Graham, Esq.

Robert A. Freedman, Esq.

Amanda L. Rose, Esq.

Fenwick & West LLP

1191 Second Avenue

Seattle, WA 98101

(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
—2015 Equity Incentive Plan	2,974,638(3)	$1.71	$5,086,631	$616.50

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2015 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $1.71 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on February 22, 2019.

(3)	Represents additional shares of common stock reserved for issuance under the Registrant’s 2015 Equity Incentive Plan as of January 1, 2019.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Sierra Oncology, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 2,974,638 additional shares of common stock under the Registrant’s 2015 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP on January 1, 2019.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2015 (Registration No. 333-205693). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Commission on February 28, 2019 pursuant to Section 13 of the Exchange Act;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(b)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001- 37490) filed on July 8, 2015 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits filed or furnished as part of this Registration Statement on Form S-8 are set forth below. Where so indicated by footnote, exhibits that were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant	S-1	333-204921	3.2	6/12/2015

4.2	Certificate of Amendment of the Restated Certificate of Incorporation	8-K	001-37490	3.1	1/11/2017

4.3	Restated Bylaws of the Registrant	S-1	333-204921	3.4	6/12/2015

4.4	Form of Registrant’s Common Stock Certificate	S-1	333-204921	4.1	7/06/2015

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2015 Equity Incentive Plan and forms of award agreements thereunder	S-1	333-204921	10.3	7/06/2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on this 28th day of February 2019.

SIERRA ONCOLOGY, INC.

By:	/s/ Nick Glover
Nick Glover
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nick Glover and Sukhi Jagpal, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Nick Glover Dr. Nick Glover	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2019

/s/ Sukhi Jagpal Sukhi Jagpal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2019

/s/ Donald Parfet Donald Parfet	Chairman of the Board	February 28, 2019

/s/ Andrew Allen Andrew Allen	Director	February 28, 2019

/s/ Jeffrey H. Cooper Jeffrey H. Cooper	Director	February 28, 2019

/s/ Daniel Estes Daniel Estes	Director	February 28, 2019

/s/ Tran Nguyen Tran Nguyen	Director	February 28, 2019

/s/ Nicole Onetto Nicole Onetto	Director	February 28, 2019

/s/ Robert Pelzer Robert Pelzer	Director	February 28, 2019